Exhibit 32.1

Certification of co-CEOs and CFO Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K/A of World Wrestling Entertainment, Inc. (the “Company”) for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephanie McMahon as Chairwoman of the Board and co-Chief Executive Officer of the Company, Nick Khan as co-Chief Executive Officer of the Company and Frank A. Riddick III as Chief Financial and Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated:	August 15, 2022	By: /s/	STEPHANIE MCMAHON
Stephanie McMahon
Chairwoman of the Board and
co-Chief Executive Officer

		By: /s/	NICK KHAN
Nick Khan
co-Chief Executive Officer

		By: /s/	FRANK A. RIDDICK III
Frank A. Riddick III
Chief Financial and Administrative Officer